EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Amended Quarterly Report on Form 10-Q of Vycor Medical, Inc. for the period ended June 30, 2010, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the Amended Quarterly Report on Form 10-Q for the period ended June 30, 2010 of Vycor Medical, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Amended Quarterly Report on Form 10-Q for the period ended June 30, 2010, fairly presents in all material respects, the financial condition and results of operations of Vycor Medical, Inc.

By:	/s/ Adrian Liddell

Name:	Adrian Liddell

Title:	Principal Financial and Accounting Officer

Date:	September 2, 2011